        As Filed with the Securities and Exchange Commission on October 20, 1998
                                                    Registration No. ___________


              UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8

                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                        ----------------------------

                         ASCEND COMMUNICATIONS, INC.
                -----------------------------------------------
            (Exact name of registrant as specified in its charter)

           Delaware                                      94-3092033
---------------------------------           ------------------------------------
 (State or other jurisdiction of            (I.R.S. employer identification no.)
  incorporation or organization)


                               One Ascend Plaza
                            1701 Harbor Bay Parkway
                              Alameda, CA  94502
             ----------------------------------------------------
             (Address of principal executive offices)  (Zip code)


                          ASCEND COMMUNICATIONS, INC.
                           OPTIONS GRANTED UNDER THE
                            STRATUS COMPUTER, INC.
                      1983 STOCK OPTION PLAN, AS AMENDED,
                  NON-QUALIFIED COMMON STOCK OPTION PLAN AND
               1997 NON-QUALIFIED COMMON STOCK OPTION PLAN AND
                    ASSUMED BY ASCEND COMMUNICATIONS, INC.
            ------------------------------------------------------
                           (Full title of the plan)


                                  Mory Ejabat
                     President and Chief Executive Officer
                               One Ascend Plaza
                            1701 Harbor Bay Parkway
                              Alameda, CA  94502
                 ---------------------------------------------
                    (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (510) 769-6001

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

------------------------------------------------------------------------------------------------------
                                   CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------
                                               Proposed maximum    Proposed maximum     Amount of
Title of securities          Amount to be       offering price        aggregate        registration
to be registered/1/           registered          per share/2/     offering price/2/       fee
------------------------------------------------------------------------------------------------------
1983 Stock Option Plan
------------------------

Common Stock
par value $0.001                1,783,411           $33.1896        $ 59,190,697.73      $17,461.26

Non-Qualified Stock
-------------------
Option Plan
-----------
                                  123,786           $33.6603        $  4,166,673.90      $ 1,229.17
Common Stock
par value $0.001

1997 Non-Qualified
------------------
Stock Option Plan
-----------------
                                1,125,018           $40.6515        $ 45,733,669.23      $13,491.43
Common Stock
par value $0.001

                Totals          3,032,215                           $109,091,040.86      $32,181.86
                ------

---------------------------------------

/1/ The securities to be registered include options to acquire such Common
    Stock.


/2/ Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The price is computed on the basis of the weighted average exercise prices of the assumed options.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------



Item 3.  Incorporation of Documents by Reference
------   ---------------------------------------

         Ascend Communications, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

         (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended December 31, 1997, as amended May 29, 1998, as filed with the Securities and Exchange Commission.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
------   -------------------------

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel
------   --------------------------------------

         Legal Opinion. The validity of the shares of Common Stock to be
         -------------
offered hereunder has been passed upon for the Company by Gray Cary Ware & Freidenrich LLP ("GCWF"). As of the date hereof, certain attorneys at GCWF participating in this matter beneficially own approximately 8,494 shares of the Company's Common Stock.

Item 6.  Indemnification of Directors and Officers
------   -----------------------------------------

         Section 145 of the Delaware General Corporation Law ("DGCL") authorizes a court to award, or a corporation's board of directors to grant indemnity to, directors and officers under certain circumstances for liabilities incurred in connection with their activities in such capacities (including reimbursement for expenses incurred). The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the DGCL, including those circumstances in which indemnification would otherwise be discretionary under Delaware law. Section 145 of the DGCL provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "1933 Act").

Item 7.  Exemption From Registration Claimed
------   -----------------------------------

         Inapplicable.

Item 8.  Exhibits
------   --------

         See Exhibit Index.

Item 9.  Undertakings
------   ------------

         (a)  Rule 415 Offering
              -----------------

              The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not
              -----------------
apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)  Filing incorporating subsequent Exchange Act documents by
              ----------------------------------------------------------
              reference
              ---------

              The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h)  Request for acceleration of effective date or filing of
              --------------------------------------------------------
              registration statement on Form S-8
              ----------------------------------

              Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on October 19, 1998.


                                    ASCEND COMMUNICATIONS, INC.


                                    By:    /s/ Mory Ejabat
                                       -----------------------------------
                                            Mory Ejabat
                                            President and Chief
                                            Executive Officer

                       SIGNATURES AND POWER OF ATTORNEY
                       --------------------------------

     The officers and directors of Ascend Communications, Inc., whose signatures appear below, hereby constitute and appoint Mory Ejabat and Michael F.G. Ashby, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                            Title                              Date
----------------------------------------------------------------------------------------------------
  /s/ Mory Ejabat                       President, Chief Executive Officer and    October 19, 1998
-----------------------------------     Director (Principal Executive Officer)
Mory Ejabat

  /s/ Michael F. G. Ashby               Executive Vice President and              October 19, 1998
-----------------------------------     Chief Financial Officer (Principal
Michael F.G. Ashby                      Financial and Accounting Officer)

  /s/ Reed E. Hundt                     Director                                  October 19, 1998
-----------------------------------
Reed E. Hundt

  /s/ Betsy S. Atkins                   Director                                  October 14, 1998
-----------------------------------
Betsy S. Atkins

  /s/ Robert K. Dahl                    Director                                  October 19, 1998
-----------------------------------
Robert K. Dahl

  /s/ Roger L. Evans                    Director                                  October 19, 1998
-----------------------------------
Roger L. Evans

  /s/ C. Richard Kramlich               Director                                  October 19, 1998
-----------------------------------
C. Richard Kramlich

  /s/ James P. Lally                    Director                                  October 19, 1998
-----------------------------------
James P. Lally

  /s/ Martin Schoffstall                Director                                  October 13, 1998
-----------------------------------
Martin Schoffstall

                                 EXHIBIT INDEX
                                 -------------



      4.1         Certificate of Incorporation is incorporated by reference to Exhibit 3.1 to the Company's report on Form 10-Q for the quarter ended June 30, 1996

      4.2         Bylaws are incorporated by reference to Exhibit 3.4 to the Company's Registration
                  Statement on Form S-8 (File No.33-77146) effective May 12, 1994

      4.3         Agreement and Plan of Merger by and among Ascend Communications, Inc., Wildcard Merger
                  Corporation, and Stratus Computer, Inc., dated as of August 3, 1998, is incorporated by reference to Exhibit 2.1 to the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on August 26, 1998

      5           Legal Opinion

      23.1        Consent of Independent Auditors

      23.2        Consent of Independent Accountants

      23.3        Consent of Counsel (included in Exhibit 5)

      24          Power of Attorney (included in signature pages to this registration statement)